FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                               September 25, 1998
                                 Date of Report



                                 Enercorp, Inc.
             (Exact Name of Registrant as specified in its charter)


                  Colorado             0-9083              84-0768802
              ----------------       -----------          ----------------
              (State or other        (Commission          (I.R.S. Employer
              jurisdiction of        file number)         Identification Number)
              incorporation or
              organization)


         7001 Orchard Lake Road, Suite 424
         West Bloomfield, Michigan                       48322-3608
        ----------------------------------------         ----------
         (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code: (248) 851-5651


                                       N/A
           ----------------------------------------------------------
           Former name or former address, if changed from last report

 ITEM 5:  Other Events

      On Thursday, September 17, 1998, after the stock market closed, Enercorp, Inc. (the "Registrant") was notified by the Nasdaq Stock Market that the Registrant's common stock no longer meets the minimum public float share requirement for continued listing on the Nasdaq SmallCap Market, and was eligible to trade on the OTC Bulletin Board beginning September 18, 1998.
      At the request of Nasdaq, and as a condition of an exception granted by them to the Registrant on July 28, 1998, Enercorp filed a Form 8-K report on August 14, 1998. This report stated that the Registrant met all Nasdaq continued listing requirements, including the requirement that it have a minimum of 500,000 shares in the public float, reporting that it had 517,897 shares in the public float as the result of a change in ownership by a principal stockholder of the Registrant. In the absence of any NASD regulations as a guide, the Registrant believed that it had complied with the relevant SEC rules, had informed Nasdaq of this position, and was awaiting a response to its correspondence when the Nasdaq delisting notice was delivered to the Registrant after the market closed on September 17, 1998.
      The Registrant believes that during this process it has complied with all Nasdaq requirements and requests, and will file an appeal with Nasdaq to attempt to have its common stock reinstated as eligible to trade on the SmallCap Market. The Registrant believes that the Nasdaq decision was arbitrary and without any basis in law, but there is no assurance that it will be successful in an appeal. During the appeal process, the Registrant's common stock will continue to trade under the symbol "ENCP"

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 Date: September 25, 1998

                                 ENERCORP, INC.



                                  By s\Robert R. Hebard
                                    --------------------------
                                   Robert R. Hebard, President